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                              CONSULTING AGREEMENT

TubiTec GmbH
Moerser Landstrasse 387                                      Date:  June 1, 2000
47802 Krefeld
Germany

Re:  Engagement as Consultant

         We are pleased to retain TubiTec GmbH ("TubiTec") as a consultant with PickSat, Inc., a Delaware corporation ("Company"), as follows:

CONSULTING SERVICES. During the term ("Term," defined below) of the Consulting Agreement ("Agreement") attached, TubiTec shall provide to Company a strategic operations consultant ("Consulting Services") in connection with the providing of terrestrial or wireless/satellite broadband high speed internet and communications services ("Field"). The designated consultant, Helge Bornmann, will be available for consultation on a schedule to be determined by mutual arrangement between TubiTec and the President and CEO of PickSat, to whom the consultant will report to during the Term. In addition, you will be available for a reasonable number of telephone and written consultations.

         TERM. The Agreement shall be for an initial term of commencing on June 1, 2000 "Effective Date" and ending on June 1, 2003, and may be extended for additional periods, at Company's option and with TubiTec's consent.

         COMPENSATION AND PAYMENT.

(A) Cash for Services As compensation for the Consulting Services, Company shall pay TubiTec the sum of $120,000 per year at a rate of $10,000.00 per month. Company shall pay the Consultant's representative a living allowance as needed for the time periods he works in the United States. Payments shall be made to the following foreign address: TubiTec GmbH, Moerser Landstrasse 387, Krefeld, Germany.

(B) Deferral Consultant has agreed to defer the first payment of consulting fees until October 15, 2000, to allow Company to build its revenue base. On October 15, 2000, Company shall pay Consultant shall the sum of $40,000.00, (the sum due for the period June 1, 2000 through October 1, 2000 ("Deferral Period")). In recognition of this deferral, Company's parent company, PICK Communications Corp ("PICK Com"), a Nevada corporation, shall grant and convey to Consultant the amount of Two Thousand Five Hundred (2,500) shares per month of PICK Com common stock at $0.001 par value during the Deferral Period, with piggyback rights for any registration of PICK Com's stock occurring after execution of this Agreement. Upon execution of this Agreement, these shares are deemed vested for the entire Deferral Period.


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(C) Equity Company and PICK Com, as appropriate, shall also transfer to
Consultant, or its nominee/designee, the installments of equity as described below:

         - One Hundred Fifty Thousand (150,000) shares of the common stock of PICK Com at $0.001 par value with piggyback rights for any registration of PICK Com's stock occurring after execution of this Agreement. These shares shall be issued upon the full execution of this Agreement.

         - Seventy Thousand (70,000) shares of Company's common stock at fifty-percent (50%) of the price per share sold in Company's last exempt sale of equity or exercise of options. These shares shall be available for distribution to Consultant upon the establishment of a Company affiliate or joint venture/strategic alliance in Mexico.

         CONSULTING AGREEMENT. This engagement letter, together with Company's standard Consulting Agreement, form a binding agreement between Consultant and Company with respect to the consultancy. Among its terms and conditions, the Consulting Agreement sets forth Consultant's obligations to Company with respect to confidentiality, the exclusivity of TubiTec's services to Company in the Field, and ownership of Developments.

         Two copies of each of this engagement letter and Company's standard Consulting Agreement are enclosed. Please sign both copies of each, obtain Institution's consent, retain one set for your records, and return one set to the Legal Department. Also, so that withholding taxes will not have to be withheld from your payments, please fill out and return the enclosed IRS Form W-9.

Sincerely yours,                            AGREED TO AND ACCEPTED

PICKSat, Inc.                               TubiTec GmbH


By:                                         By:
   ----------------------------------          --------------------------------
   Wolfgang Wacker, President and CEO             Helge Bornmann,
                                                  Managing Director

Agreed and Accepted by PICK Communications Corp.


By:
   --------------------------------------
    Name:
         --------------------------------
    Duly authorized as:
                       ------------------


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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is made as of this 1 day of June, 2000 by and between PICKSat, Inc., a Delaware corporation with a business address at 8401 Northwest 53rd Terrace, Miami, FL 33166 ("Company"), and TubiTec GmbH, a German corporation ("Consultant").

1.       Background

         Company and Consultant have signed an engagement letter, a copy of which is attached to this agreement, pursuant to which Consultant has agreed to provide certain Consulting Services in the Field for Company's benefit. The engagement letter and this agreement (together, the "Agreement") establish all of the terms and conditions of Consultant's consultancy with Company.

2.       Definitions

         In addition to the capitalized terms defined in the engagement letter, the following terms have the meanings set forth below:

         2.1. "CONFIDENTIAL INFORMATION" means any scientific, technical, trade, or business information possessed, obtained by, developed for, or given to Company which is treated by Company as confidential or proprietary including, without limitation, Research Materials and Developments (defined below), formulations, techniques, methodology, assay systems, formulae, procedures, tests, equipment, data, reports, know-how, sources of supply, patent positioning, relationships with consultants and employees, business plans and business developments, information concerning the existence, scope or activities of any research, development, manufacturing, marketing, or other projects of Company, and any other confidential information about or belonging to Company's suppliers, licensors, licensees, partners, affiliates, customers, potential customers, or others.

         "Confidential Information" does not include information which (a) was known to Consultant at the time it was disclosed, other than by previous disclosure by Company, as evidenced by Consultant's written records at the time of disclosure; (b) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; or (c) is lawfully and in good faith made available to Consultant by a third party who did not derive it, directly or indirectly, from Company.

         2.2. EXAMPLES OF CONFIDENTIAL INFORMATION. For purposes of illustration, the Confidential Information may be contained in various media, including, without limitation, records of research data and observations, records and results of preclinical and clinical trials, patent applications, regulatory filings, computer programs, manuals, plans, drawings, designs, specifications, supply and customer lists,


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internal financial data and other documents and records of Company, whether or not labeled or identified as "Confidential," or prepared in full or in part by Consultant.

         2.3. "DEVELOPMENTS" include, without limitation, ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data, Research Materials, and rights (whether or not protectible under state, federal, or foreign patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made, or reduced to practice or tangible medium by Consultant or under his or her direction (solely or with others) during the Term and that (a) are developed by use of Company's equipment, facilities, or intellectual property or at Company's expense; or (b) are directly or indirectly related to the Consulting Services and/or the Field.

         3.       Consulting Relationship

         Consultant agrees, as a condition of this Agreement, to the following terms:

         3.1. EXCLUSIVITY. During the Term, Consultant will render advice and services in the Field only to Company and will not enter into any other agreement, arrangement, understanding, or other relationship pursuant to which Consultant is obligated to render advice and services to any third party in the Field.

         3.2. ABSENCE OF RESTRICTIONS. Consultant is under no contractual or other obligation or restriction which is inconsistent with Consultant's execution of this Agreement or the performance of the Consulting Services. During the Term, Consultant will not enter into any agreement, either written or oral, in conflict with Consultant's obligations under this Agreement. Consultant will arrange to provide the Consulting Services in such manner and at such times that the Consulting Services will not conflict with Consultant's responsibilities under any other agreement, arrangement, or understanding or pursuant to any employment relationship Consultant has at any time with any third party (including, without limitation, Institution).

         3.3. CONFIDENTIAL INFORMATION OF THIRD PARTIES. The performance of the Consulting Services does not and will not breach any agreement which obligates Consultant to keep in confidence any confidential or proprietary information of any third party or to refrain from competing, directly or indirectly, with the business of any third party. Consultant shall not disclose to Company any such confidential or proprietary information.

         3.4. COMPLIANCE WITH POLICIES AND REGULATIONS. In performing the Consulting Services, Consultant shall comply with all business conduct, regulatory, and safety guidelines or regulations established by Company or any governmental authority with respect to Company's business.


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4.       Ownership of Developments

         4.1. OWNERSHIP BY COMPANY. All Developments are works made for hire and shall remain the exclusive property of Company. Company may use or pursue them without restriction or additional compensation.

         4.2. ASSIGNMENT OF DEVELOPMENTS. Consultant assigns and agrees to assign to Company all of Consultant's right, title, and interest in and to any Developments. During and after the Term, Consultant will cooperate fully in obtaining patent and other proprietary protection for such Developments, all in the name of Company and at Company's cost and expense, and, without limitation, shall execute and deliver all requested applications, assignments, and other documents, and take such other measures as Company shall reasonably request, in order to perfect and enforce Company's rights in the Developments. Consultant appoints Company its attorney to execute and deliver any such documents on Consultant's behalf in the event Consultant fails to do so.

         4.3. WORK AT THIRD-PARTY FACILITIES. Unless covered by an appropriate agreement between any third party and Company, Consultant shall not engage in any activities or use any third-party facilities or intellectual property in performing the Consulting Services which could result in claims of ownership to any Developments being made by such third party.

5.       Confidentiality, Noncompetition, and Nonsolicitation

         5.1. CONSULTANT ACKNOWLEDGMENT REGARDING CONFIDENTIALITY AND OWNERSHIP. Company has developed and will develop the Confidential Information over a substantial period of time at substantial expense. The Confidential Information is of great importance to Company's business. During the Term, Consultant may develop, become aware of, or have access to the Confidential Information. Consultant acknowledges Company is and shall at all times remain the sole owner of the Confidential Information.

         5.2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. During the Term and thereafter, Consultant shall not directly or indirectly publish, disseminate, or otherwise disclose, deliver, or make available to any third party any Confidential Information, other than in furtherance of the purposes of this Agreement, and only then with the prior written consent of Company. Consultant may disclose the Confidential Information to a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to Company.

         5.3. NONUSE OF CONFIDENTIAL INFORMATION. During the Term and thereafter, Consultant shall not directly or indirectly use any Confidential Information for Consultant's own benefit or for the benefit of any third party.


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         5.4. PHYSICAL PROTECTION OF CONFIDENTIAL INFORMATION. During the Term
and thereafter, Consultant shall exercise all commercially reasonable precautions to physically protect the integrity and confidentiality of the Confidential Information. Consultant will not remove any Confidential Information or copies thereof from Company's premises except to the extent necessary to fulfill the Consulting Services, and then only with Company's prior consent.

         5.5. NONCOMPETITION. During the Term and for a period of six (6) months thereafter, Consultant shall not directly or indirectly engage in (whether for or without compensation) any business or activity which competes with any business of Company related to the Field. It shall not be considered a competitive activity within the meaning of this Section for Consultant to be a member of the faculty or staff of a university, college, or other educational or nonprofit research institution.

         5.7. NONSOLICITATION. During the Term and for a period of one (1) year thereafter, Consultant shall not solicit any person who is employed by or a consultant to Company or any affiliate or subsidiary of Company to terminate such person's employment by or consultancy to Company, such affiliate or subsidiary. As used herein, the term solicit, shall include, without limitation, requesting, encouraging, assisting, or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to Company, affiliate, or subsidiary.

6.       Termination

         6.1. TERMINATION BY COMPANY FOR CAUSE. Company may terminate this Agreement for cause at any time upon thirty (30) days' prior written notice to Consultant. Cause shall mean (a) material breach by Consultant of this Agreement where such breach, if curable, is not remedied to Company's reasonable satisfaction within such thirty (30) day period; (b) the physical or mental inability of Consultant to perform the Consulting Services; or (c) unsatisfactory performance of the Consulting Services which shall continue after specific notice thereof has been received by Consultant, and the thirty (30) day period shall have passed after the receipt of such notice during which Consultant fails to cure such specific unsatisfactory performance.

         6.2. EFFECT OF TERMINATION. Upon termination, neither Consultant nor Company shall have any further obligations under this Agreement, except that (a) the liabilities accrued through the date of termination; and (b) the obligations which by their terms survive termination, including, without limitation, the applicable confidentiality, noncompetition, and nonsolicitation provisions of this Agreement, shall survive termination. Upon termination, and in any case upon Company's request, Consultant shall return immediately to Company all Confidential Information and copies thereof.


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7.       Miscellaneous

         7.1. INDEPENDENT CONTRACTOR. All Consulting Services will be rendered by Consultant as an independent contractor and this Agreement does not create an employer-employee relationship between Company and Consultant. Consultant shall have no rights to receive any employee benefits, such as health and accident insurance, sick leave, or vacation which are accorded to regular Company employees. Consultant shall not in any way represent himself to be an employee, partner, joint venturer, agent, or officer with or of Company.

         7.2. PUBLICITY. Consultant consents to the use by Company of Consultant's name and likeness in written materials and oral presentations to current or prospective customers, partners, investors, or others.

         7.3. NOTICE. All communications and notices from one party to the other shall be in writing and shall be given by addressing the same to the other at the address or facsimile number set forth in this Agreement, or at such other address or facsimile number as either may specify in writing to the other. Communications and notices to Company will be marked "Attention: Legal Department." All notices shall become effective when deposited in the U.S. Mail with proper postage for first class registered or certified mail prepaid, return receipt requested, or when delivered personally, or, if promptly confirmed by mail as provided above, when dispatched by facsimile.

         7.4. ASSIGNMENT. This Agreement is a personal services agreement, and the rights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party, except that Company may assign this Agreement to an affiliated company or in connection with the merger, consolidation, or sale of all or substantially all of its assets.

         7.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to its subject matter and supersedes all previous written or oral representations, agreements, and understandings between Company and Consultant.

         7.6. NO MODIFICATION. This Agreement may be changed only by a writing signed by both parties.

         7.7. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement are held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

         7.8. APPLICABLE LAW. This Agreement shall, in all events and for all purposes, be governed by and construed in accordance with the internal laws of the State of Florida, excluding conflicts of law principles. Venue for any disputes arising


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from or connected to this Agreement shall be in the Federal, state, or local courts situated in Miami-Dade County.

         IN WITNESS WHEREOF, Consultant and a duly-authorized representative of Company have signed this Agreement as document under seal as of the Effective Date.

COMPANY

PICKSAT, INC.


By:
   --------------------------------------
     Wolfgang Wacker,
     President and CEO

Date:
     -----------------------------------

CONSULTANT

TubiTec GmbH

----------------------------------------
Helge Bornmann
Managing Director

Date
     -----------------------------------

Address  Moerser Landstrasse 387
         47802 Krefeld
         Germany

Telephone (011) 49-2151/9 65 40 40
Telecopier (011) 49-2151/9 65 40 80